ARTICLES OF INCORPORATION
                            -------------------------

                                       OF

                          WARRENSBURG ENTERPRISES, INC.

                                    ARTICLE I
                                      NAME
                                      ----

          The name of this corporation is WARRENSBURG ENTERPRISES, INC.

                                   ARTICLE II
                                     PURPOSE
                                     -------

         To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

         This corporation is authorized to issue 10,000,000 shares of common stock.

         The common stock of the corporation shall have the following characteristics

                 (a)     Par value shall be $.001 per share.

                 (b) At all meetings of the stockholders the common stockholders shall be entitled to cast one (l) vote for each share of common stock owned. That a common stockholder is interested in a matter to be voted upon shall not disqualify him from voting thereon

                 (c) Except as otherwise provided by law, the entire voting power for the election of the directors and for all other purposes shall be vested exclusively in the holders of the outstanding common stock

                                   ARTICLE IV
                                TERM OF EXISTENCE
                                -----------------

         This corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida.

                                    ARTICLE V
                       INITIAL REGISTERED OFFICE AND AGENT
                       -----------------------------------

         The street address of the initial registered office of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. and the name of the initial registered agent of this corporation is Shelley Williams.

                                   ARTICLE VI
                            INITIAL PRINCIPAL OFFICE
                            ------------------------

         The initial principal office and mailing address of this corporation is 22154 Martella Ave., Boca Raton, FL 33433. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.

                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS
                           ---------------------------

         This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less that one (1) The name and address of the initial director of this corporation are:

         Shelley Williams 22154 Martella Ave., Boca Raton, FL 33433

                                   ARTICLE VII
                                    AMENDMENT
                                    ---------

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                                  ARTICLE VIII
                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles is: Shelley Williams, 22154 Martella Ave., Rota Raton, FL 33433.

         IN WITNESS WHEREOF, the undersigned subscriber and registered agent has executed these Articles of Incorporation this 3O day of November 1999.


                                                 /s/ Sean King
                                                 -------------------------------
                                                 Subscriber and Registered Agent
                                                          Sean King
                                                      Attorney in Fact

STATE OF FLORIDA        )
                        ) SS
COUNTY OF PALM BEACH    )

         BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Shelley Williams, known to me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

                                                       /s/ Diana Luneke
                                                       -------------------
                                                       NOTARY PUBLIC
                                                       State of Florida at Large

My Commission Expires


                     --------------------------------------------
                              Notary  DIANA L. LUNEKE
                                      State of Florida
                                      My Comm. Exp: 05/25/02
                                      [ILLEGIBLE]
                     --------------------------------------------

                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

         Having been designated to accept service of process for the above-stated corporation, at the place set fun herein above, I hereby accept such designation and agree to act in such capacity and to comply with all provisions of Section 607.0501 and 607.0505 Florida Statutes.

                                                                    Sean King
                                                 /s/ Sean King  Attorney in Fact
                                                 -------------------------------
                                                      Shelley Williams
                                                      Registered Agent